WEBTOON Entertainment Inc. Reports Fourth Quarter and Full Year 2024 Financial Results
Full Year 2024 Revenue Growth of 5.1%; Robust Year-Over-Year Revenue Growth on a Constant Currency Basis of 13.0%
Net Loss of $152.9 Million; Adjusted EBITDA of $67.9 Million Represented a 685% Increase Year-Over-Year
Strong Balance Sheet With Cash And Cash Equivalents of Approximately $572 Million and No Debt
LOS ANGELES, February 25, 2025 (GLOBE NEWSWIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON Entertainment” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced results for its fourth quarter and full year ended December 31, 2024. More information about these results can be found in the Company’s shareholder letter on the investor relations section of its website.
Fourth Quarter 2024 Highlights (vs. Fourth Quarter 2023)
•Total revenue of $352.8 million grew 5.6% driven by growth in Paid Content and Advertising, partially offset by our exposure to weaker foreign currencies.
•Revenue on a constant currency basis was $368.9 million, growing 10.4%, driven by growth in Paid Content and Advertising, partially offset by a decline in IP Adaptations.
•Net Loss was $102.6 million, compared to $95.3 million in the prior year, driven by higher general & administrative expenses due to costs associated with being a public company, higher marketing expense, and higher impairment losses on goodwill.
•Adjusted EBITDA loss was $3.5 million, compared to a gain of $10.4 million in the prior year as a result of actuarial losses on retiree benefits, a non-cash, non-operating expense based on a third-party evaluation, as well as the effects of currency translation and lower gross profit in Korea due to a shift in revenue mix. Actuarial loss had an approximately $6 million impact to Adjusted EBITDA in the fourth quarter. Adjusted EBITDA margin was (1.0)%, compared to 3.1% in the prior year.
•Diluted loss per share was $0.72, compared to a loss per share of $0.62 in the prior year.
•Adjusted loss per share was $0.03, compared to Adjusted EPS of $0.09 in the prior year.
Full Year 2024 Highlights (vs. Full Year 2023)
•Total revenue of $1.35 billion grew 5.1% driven by growth in Paid Content and Advertising, partially offset by our exposure to weaker foreign currencies.
•Revenue on a constant currency basis was $1.44 billion, growing 13.0%, driven by growth across all revenue streams – Paid Content, Advertising, and IP Adaptations.
•Net Loss was $152.9 million, compared to $144.8 million in the prior year, driven by higher general & administrative expenses due to costs associated with being a public company and higher impairment losses on goodwill.
•Adjusted EBITDA of $67.9 million and Adjusted EBITDA Margin of 5.0% both increased from the prior year as a result of strong gross profit and effective cost controls.
•Diluted loss per share was $1.21, compared to a loss per share of $1.06 in the prior year.
•Adjusted EPS of $0.57 increased from $0.08 in the prior year.
•Cash and cash equivalents of approximately $572 million plus another $26 million of short-term deposits included in Other current assets.

Junkoo Kim, Founder and CEO, said, “2024 was an exciting year for WEBTOON Entertainment as we became a public company, expanding the global influence of our creators and IP. We’re proud to have delivered strong financial results in 2024 that prove our strategy is working, including revenue growth on a constant currency basis of 13%, driven by growth across all revenue streams – Paid Content, Advertising, and IP Adaptations – as well as record Adjusted EBITDA of $67.9 million, a growth rate of over 600%.”
Kim continued, “As we look to 2025, we remain committed to driving further innovation on our platform, introducing new features to enhance usability, expanding monetization opportunities for our creators, and improving content discovery. I am confident we have the right strategy to continue powering our global flywheel, positioning us well to drive further growth in 2025 and deliver long-term value for our shareholders.”
First Quarter 2025 Outlook
For the first quarter 2025, the Company expects:
•Revenue growth on a constant currency basis in the range of 1.7% - 4.8%. This represents revenue in the range of $318-$328 million, based on current FX rates.
•Adjusted EBITDA in the range of $0.5-$5.5 million, representing an Adjusted EBITDA Margin in the range of 0.2% - 1.7%.
Conference Call & Webcast Details
As previously disclosed, the Company will host a webcast and conference call on February 25, 2025, at 4:30 p.m. Eastern Time, to discuss the Company’s financial results for its fourth quarter and full year ended December 31, 2024.

A live webcast of the conference call will be available online at https://ir.webtoon.com/.

For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.
About WEBTOON Entertainment Inc.

WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.

With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment's adaptations are available on Netflix, Prime Video, Crunchyroll and other screens around the world, and the company’s content partners include Discord, HYBE and DC Comics, among many others.

With approximately 160 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad – the world’s leading webnovel platform – Wattpad WEBTOON Studios, Studio N, Studio LICO, WEBTOON Unscrolled, LINE Manga and eBookJapan, among others.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow Paid Content, Advertising and IP Adaptations businesses, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our final prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2024 pursuant to Rule 424(b)(4), in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed by the Company with the SEC on November 12, 2024, and in other filings we make with the SEC in the future.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures & Definitions

This release contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (Adjusted EPS), revenue on a constant currency basis and revenue growth on a constant currency basis.
We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or the most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense (credit) and depreciation and amortization, with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
Adjusted Earnings Per Share (Adjusted EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, interest income, income tax expense and depreciation and amortization with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We calculate Adjusted Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period.
Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculate revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – using the same method as laid out herein.
Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

Financial Statements
WEBTOON Entertainment Inc.
Consolidated Balance Sheets
(in thousands of USD, except share and per share data)

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$572,402	$231,745
Receivables[1], net of allowance for credit losses of $3,418 and $1,049 at December 31, 2024 and December 31, 2023, respectively	169,187	171,776
Asset held for sale	—	6,827
Other current assets, net[2]	94,783	82,479
Total current assets	836,372	492,827
Property and equipment, net	3,782	11,692
Operating lease right-of-use assets	16,649	29,472
Debt and equity securities	70,178	91,233
Intangible assets, net	180,912	219,502
Goodwill, net	665,275	779,176
Equity method investments	78,668	64,222
Deferred tax assets	17,592	24,045
Other non-current assets, net[3]	65,906	64,436
Total assets	$1,935,334	$1,776,605
Liabilities and equity
Current liabilities:
Accounts payable[4]	$127,306	$127,427
Accrued expenses	62,209	62,782
Short-term borrowings and current portion of long-term debt[5]	—	4,252
Current portion of operating lease liabilities[6]	6,053	9,945
Contract liabilities[7]	85,860	76,722
Income tax payables - corporate tax	10,093	9,459
Consumption taxes payables	8,339	7,339
Provisions and defined pension benefits	11,133	5,564
Other current liabilities	2,231	12,584
Total current liabilities	313,224	316,074
Non-current liabilities:
Long-term operating lease liabilities[8]	11,187	19,238
Defined severance benefits	22,030	23,361
Deferred tax liabilities	30,271	61,134
Other non-current liabilities	2,161	9,322
Total liabilities	$378,873	$429,129
Commitments and Contingencies
Redeemable non-controlling interest in subsidiary	$36,580	$41,429
Stockholders' equity:
Common stock, $0.0001 par value (2,000,000,000 authorized, 128,587,944 shares and 109,505,150 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively)	$13	$11

Preferred stock, $0.0001 par value (100,000,000 authorized, no shares and - shares issued and outstanding as of December 31, 2024, and December 31, 2023, respectively)	—	—
Additional paid-in capital	2,103,931	1,667,246
Accumulated other comprehensive loss	(124,620)	(54,824)
Accumulated deficit	(507,197)	(363,292)
Total stockholders' equity attributable to WEBTOON Entertainment Inc.	1,472,127	1,249,141
Non-controlling interests in consolidated subsidiaries	47,754	56,906
Total equity	1,519,881	1,306,047
Total liabilities, redeemable non-controlling interest, and equity	$1,935,334	$1,776,605
1.Includes amounts due from related parties of $61,081 and $63,723 as of December 31, 2024 and December 31, 2023, respectively.
2.Includes amounts due from related parties of $9,258 and $— as of December 31, 2024 and December 31, 2023, respectively.
3.Includes amounts due from related parties of $32,073 and $15,876 as of December 31, 2024 and December 31, 2023, respectively.
4.Includes amounts due from related parties of $17,173 and $6,713 as of December 31, 2024 and December 31, 2023, respectively.
5.Includes amounts due to related parties of $5,562 and $— as of December 31, 2024 and December 31, 2023, respectively.
6.Includes amounts due to related parties of $— and as of $3,800 December 31, 2024 and December 31, 2023, respectively.
7.Includes amounts due to related parties of $3,506 and $6,426 as of December 31, 2024 and December 31, 2023, respectively.
8.Includes amounts due to related parties of $— and $16,160 as of December 31, 2024 and December 31, 2023, respectively.
9.Includes amounts due to related parties of $9,519 and $14,852 as of December 31, 2024 and December 31, 2023, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands of USD, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue[1]	$352,847	$334,064	$1,348,478	$1,282,748
Cost of revenue[2]	(270,576)	(257,667)	(1,009,410)	(987,258)
Marketing[3]	(32,138)	(25,634)	(107,783)	(121,086)
General and administrative expenses[4]	(77,839)	(55,145)	(331,984)	(210,762)
Operating Loss	(27,706)	(4,382)	(100,699)	(36,358)
Interest income	6,030	721	15,820	3,009
Interest expense	(1)	(20)	(45)	(79)
Impairment losses on goodwill	(69,743)	(63,412)	(69,743)	(63,412)
Loss on equity method investments, net	(53)	(14,878)	(1,123)	(12,339)
Other income (loss), net[5]	(6,162)	(20,801)	6,482	(23,574)
Loss before income tax	(97,635)	(102,772)	(149,308)	(132,753)
Income tax benefit (expense)	(4,928)	7,506	(3,604)	(12,006)
Net loss	$(102,563)	$(95,266)	$(152,912)	$(144,759)
Net income (loss) attributable to WEBTOON Entertainment Inc.	(92,965)	(67,601)	(143,905)	(116,455)
Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	(9,598)	(27,665)	(9,007)	(28,304)
Other comprehensive income (loss):		—
Foreign currency translation adjustments, net of tax	(62,330)	34,527	(71,935)	(17,251)
Share of other comprehensive income (loss) of equity method investments, net of tax	$55	$3	$(94)	$(906)
Total other comprehensive loss, net of tax	(62,275)	34,530	(72,029)	(18,157)
Total comprehensive loss	$(164,838)	$(60,736)	$(224,941)	$(162,916)
Total comprehensive loss attributable to WEBTOON Entertainment Inc.	$(153,010)	$(33,071)	$(213,704)	$(134,612)
Total comprehensive loss attributable to non-controlling interests and redeemable non-controlling interests	$(11,828)	$(27,665)	$(11,237)	$(28,304)
Weighted average shares outstanding
Basic	128,787,043	109,505,150	119,231,997	109,505,150
Diluted	128,787,043	109,505,150	119,231,997	109,505,150
Income (loss) per share attributable to WEBTOON Entertainment Inc.
Basic	$(0.72)	$(0.62)	$(1.21)	$(1.06)
Diluted	$(0.72)	$(0.62)	$(1.21)	$(1.06)
1.Includes amounts earned from related parties of $10,957 and $16,472 for the three months ended December 31, 2024 and December 31, 2023, respectively and $66,868 and $78,698 for the year ended December 31, 2024 and December 31, 2023, respectively.
2.Includes amounts incurred from related parties of $28,718 and $12,126 for the three months ended December 31, 2024 and December 31, 2023, respectively and $96,498 and $22,412 for the year ended December 31, 2024 and December 31, 2023, respectively.
3.Includes amounts incurred from related parties of $(2,830) and $46 for the three months ended December 31, 2024 and December 31, 2023, respectively and $(7,691) and $203 for the year ended December 31, 2024 and December 31, 2023, respectively.
4.Includes amounts incurred from related parties of $8,812 and $7,369 for three months ended December 31, 2024 and December 31, 2023, respectively and $32,478 and $30,945 for the year ended December 31, 2024 and December 31, 2023, respectively.

5.Includes amounts earned from related parties of $457 and $4,710 for three months ended December 31, 2024 and December 31, 2023, respectively and $3,592 and $4,761 for the year ended December 31, 2024 and December 31, 2023, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Cash Flows
(in thousands of USD)

	For the Year Ended December 31,
	2024	2023
Operating activities:
Net Loss	$(152,912)	$(144,759)
Adjustments to reconcile net loss to cash used in operating activities:
Allowance for credit losses	6,034	3,481
Depreciation and amortization	40,074	38,359
Impairment losses on goodwill	69,743	63,412
Operating lease expense	10,446	11,965
Loss (Gain) on foreign currency, net	(2,519)	5,533
Deferred tax benefit	(24,535)	(15,573)
Loss (Gain) on debt and equity securities, net	(2,263)	22,585
Loss on equity method investment	1,123	12,339
Contingent consideration liability	(3,712)	(789)
Stock-based compensation	87,379	3,220
Gain on disposal of right-of-use assets, net	(1,899)	(62)
Change in severance benefit, net	3,725	(737)
Loss (Gain) on investments in subsidiaries, net	2,713	884
Other non-cash items	(707)	(3,411)
Changes in operating assets and liabilities
Changes in receivables, net of allowance	(24,063)	30,919
Changes in other assets	(35,928)	(6,523)
Changes in accounts payable	26,177	(7,583)
Changes in accrued expenses	5,156	6,296
Changes in contract liabilities	21,584	1,088
Changes in other liabilities	(186)	7,250
Changes in operating lease liabilities	(9,035)	(10,193)
Changes in deposits	2,444	(260)
Transfer of severance benefits	(956)	(2,637)
Net cash provided by operating activities	$17,883	$14,804
Investing activities:
Proceeds from maturities of short-term investments	$68,018	$15,321
Proceeds from sale of debt and equity securities	2,970	2,428
Proceeds from sale of property and equipment	6,495	659
Proceeds from sale of equity method investments	5,938	5,439
Proceeds from loan receivable	—	311
Payment from maturities of short-term investments	(77,371)	(35,100)
Payment made for loan receivable	(264)	(11,491)
Purchases of debt and equity securities	(1,000)	(8,700)
Purchases of property and equipment	(2,404)	(10,199)
Purchases of intangible assets	(10,745)	(12,143)
Purchases of equity method investments	(9,068)	(682)
Disposal of businesses, net of cash disposed	(315)	1,988
Other investing activities	470	187

Net cash used in investing activities	$(17,276)	$(51,982)
Financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	$292,950	$—
Proceeds from issuance of common stock related to private placement	$50,000	$—
Capital contribution to a non-wholly owned subsidiary from a limited partner	$—	$3,257
Payments of initial public offering costs	$(11,154)	$—
Proceeds from exercise of over-allotment, net of underwriting discounts and commissions	$26,786	$—
Proceeds from stock option exercise	$746	$—
Proceeds from short-term borrowings	—	383
Repayments of short-term borrowings	(3,597)	(6,279)
Repayments of long-term borrowings	(15)	(64)
Payment of contingent consideration related to business acquisition	(1,849)	(3,796)
Net cash provided by (used in) financing activities	$353,867	$(6,499)
Effect of exchange rate changes on cash and cash equivalents	$(13,817)	$(4,287)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	$340,657	$(47,964)
Cash and cash equivalents at beginning of the year	231,745	279,709
Cash and cash equivalents at end of the year	$572,402	$231,745
Supplemental disclosure:
Income taxes paid	$25,675	$26,644
Interest paid	85	92
Non-cash transactions:
Reclassification of debt and equity securities to equity method investments	18,701	—
Reclassification of deferred offering costs to additional paid-in capital upon IPO	11,215	—
Share exchange with NAVER upon issuance of new WEBTOON Entertainment Inc. shares	—	579,876
Purchase of property and equipment included in accounts payable	2	11

Reconciliation of Non-GAAP Measures
In addition to adjustments for foreign exchange fluctuations, we have also further adjusted revenue to exclude the impacts of deconsolidated and transferred operations to show growth or loss exclusive of these changes ("Revenue on a Constant Currency Basis"). Revenue on a Constant Currency Basis is a Non-GAAP metric that management believes adds value but has its limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP.
The following table presents a reconciliation of revenue to revenue on a constant currency basis, and ARPPU to ARPPU on a constant currency basis, respectively, for each of the periods presented.

	Three Months Ended December 31,			Year Ended December 31,
(in thousands of USD, except percentages)	2024	2023	Change	2024	2023	Change
Total Revenue	$352,847	$334,064	5.6%	$1,348,478	$1,282,748	5.1%
Effect of deconsolidated and transferred operations	-	18	-100.0%	(147)	(12,406)	-98.8%
Effects of foreign currency rate fluctuations	16,102	-	N/A	86,861	-	N/A
Revenue on a Constant Currency Basis	$368,949	$334,082	10.4%	$1,435,192	$1,270,342	13.0%
Paid Content Revenue	270,234	253,306	6.7%	1,083,026	1,028,960	5.3%
Effect of deconsolidated and transferred operations	-	44	-100.0%	(122)	(6,042)	-98.0%
Effects of foreign currency rate fluctuations	10,838	-	N/A	69,237	-	N/A
Paid Content Revenue on a Constant Currency Basis	$281,072	$253,350	10.9%	$1,152,141	$1,022,918	12.6%
Advertising Revenue	45,287	37,078	22.1%	166,087	145,452	14.2%
Effects of foreign currency rate fluctuations	1,940	-	N/A	8,129	-	N/A
Advertising Revenue on a Constant Currency Basis	$47,227	$37,078	27.4%	$174,216	$145,452	19.8%
IP Adaptations Revenue	37,326	43,680	-14.5%	99,365	108,336	-8.3%
Effect of deconsolidated and transferred operations	-	(26)	-100.0%	(25)	(6,364)	-99.6%
Effects of foreign currency rate fluctuations	3,324	-	N/A	9,495	-	N/A
IP Adaptations Revenue on a Constant Currency Basis	$40,650	$43,654	-6.9%	$108,835	$101,972	6.7%

Paid Content Average Revenue Per Paying User ("ARPPU")[1]
Korea paid content revenue	$86,239	$87,026	-0.9%	$352,521	$386,193	-8.7%
Korea ARPPU	$8.07	$7.45	8.3%	$7.84	$7.93	-1.1%
Effect of deconsolidated and transferred operations	-	-	N/A	-	(0.12)	-100.0%
Effects of foreign currency rate fluctuations	0.59	-	N/A	0.45	-	N/A
Korea ARPPU on a Constant Currency Basis	$8.66	$7.45	16.2%	$8.29	$7.81	6.1%

Japan paid content revenue	$149,903	$131,718	13.8%	$594,302	$527,489	12.7%
Japan ARPPU	$22.00	$22.23	-1.0%	$22.12	$22.50	-1.7%
Effects of foreign currency rate fluctuations	0.68	-	N/A	1.80	-	N/A
Japan ARPPU on a Constant Currency Basis	$22.68	$22.23	2.0%	$23.92	$22.50	6.3%

Rest of World paid content revenue	$34,093	$34,562	-1.4%	$136,203	$115,277	18.2%
Rest of World ARPPU	$6.87	$6.74	1.9%	$6.57	$5.40	21.7%
Effect of deconsolidated and transferred operations	-	-	N/A	-	-	N/A
Effects of foreign currency rate fluctuations	-	-	N/A	-	-	N/A
Rest of World ARPPU on a Constant Currency Basis	$6.87	$6.74	1.9%	$6.57	$5.40	21.7%
1ARPPU is calculated by taking Paid Content revenue and dividing it by the number of monthly paid users ("MPU") for such month, averaged over each month in the given period. ARPPU on a constant currency basis is calculated by dividing Paid Content revenue on a constant currency basis by the number of MPU for such month, averaged over each month in the given period. Where each metric is country specific, the numerator is Paid Content revenue on a constant currency basis by country and the denominator is users by country.

The following table presents a reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of USD, except percentages)	2024	2023	2024	2023
Net Loss	$(102,563)	$(95,266)	$(152,912)	$(144,759)
Plus (minus):
Interest income	(6,030)	(721)	(15,820)	(3,009)
Interest expense	1	20	45	79
Income tax expense	4,928	(7,506)	3,604	12,006
Depreciation and amortization	12,121	10,415	40,074	38,359
EBITDA	$(91,543)	$(93,058)	$(125,009)	$(97,324)
Impairment losses on goodwill(1)	69,743	63,412	69,743	63,412
Stock-based compensation expense(2)	14,016	(1,110)	82,321	3,220
Loss on fair value instruments, net(3)	2,880	23,563	(2,263)	22,677
Restructuring and IPO-related costs(4)	1,405	2,694	42,050	4,330
Loss on equity method investments, net(5)	53	14,879	1,123	12,339
Adjusted EBITDA	$(3,446)	$10,380	$67,965	$8,654
Net loss margin	-29.1%	-28.5%	-11.3%	-11.3%
Adjusted EBITDA Margin	-1.0%	3.1%	5.0%	0.7%
Weighted average shares outstanding (Basic and Diluted)	128,787,043	109,505,150	119,231,997	109,505,150
EPS (Basic and Diluted)	(0.72)	(0.62)	(1.21)	(1.06)
Adjusted EPS (Basic and Diluted)(6)	(0.03)	0.09	0.57	0.08
(1)Represents impairment losses on goodwill for the Company's reporting units; Wattpad Corp., Wattpad WEBTOON Studios Corp, Munpia Inc. and Jakga Company Inc.
(2)Represents non-cash stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER Corp., Munpia Inc. and LOCUS Inc.
(3)Represents unrealized gains or losses of financial assets measured at fair value through profit or loss, which include the Company's equity investments in entities including NAVER Z Co., Ltd., Contents First Inc. and Clova Games Inc.
(4)Represents non-recurring expenses that we do not consider representative of the operating performance of the business. Other costs are comprised of the following expenses associated with (i) financial advisory fee (ii) consulting fee and (iii) severance fees and (iv) office relocation fee.
(5)Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(6)The numerator for Adjusted EPS is calculated by adjusting Net Loss by the same items in the Net Loss to Adjusted EBITDA reconciliation. The denominator for computing Adjusted EPS is the same as that used for Diluted EPS.

Contact Information
Investor Relations
Soohwan Kim, CFA
investor@webtoon.com
Edelman Smithfield for WEBTOON
Hunter Stenback & Ashley Firlan
webtoonIR@edelmansmithfield.com

Corporate Communications
Kiel Hume & Lauren Hopkinson
webtoonpress@webtoon.com